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                                                                   Exhibit 10-15

                                 AMENDMENT NO. 1
                                     TO THE
                              COLTEC INDUSTRIES INC
                      1992 STOCK OPTION AND INCENTIVE PLAN



     1. The first sentence of Section 4. SHARES OF STOCK SUBJECT TO THE PLAN. is hereby amended to read as follows:

          "The number of shares of Common Stock under the Plan that may be issued pursuant to Incentive Stock Rights, Stock Options (including any Stock Options granted pursuant to Section 12(b) hereof), Stock Appreciation Rights and Restricted Stock grants shall not exceed in the aggregate, 7,360,000 shares of Common Stock."

     2. Section 7. ADMINISTRATION OF THE PLAN. is hereby amended by adding the following at the end thereof:
          "No employee may be granted Stock Options or Stock Appreciation Rights under the Plan in any thirty-six month period with respect to a number of shares of Common Stock which is in excess of ten percent (10%) of the total number of shares of Common Stock authorized to be issued pursuant to the Plan immediately following the date of the annual meeting of shareholders in 1994."